                                                                    Exhibit k.11

                      SECOND AMENDMENT TO CREDIT AGREEMENT

     This Second Amendment to Credit  Agreement (the  "Amendment") is made as of
October __, 2007, by and among TORTOISE ENERGY CAPITAL  CORPORATION,  a Maryland corporation (the "Borrower"); U.S. BANK NATIONAL ASSOCIATION, a national banking association,  FIFTH THIRD BANK, a Michigan banking corporation, THE BANK OF NOVA
SCOTIA, and COMERICA BANK (each a "Bank" and, collectively,  the "Banks");  U.S.
BANK NATIONAL  ASSOCIATION,  a national banking  association,  as the lender for
Swingline Loans (in such capacity,  the "Swingline Lender");  U.S. BANK NATIONAL
ASSOCIATION,  a national banking  association,  as agent for the Banks hereunder
(in  such  capacity,  the  "Agent");  and as lead  arranger  hereunder  (in such capacity,  the "Lead Arranger").  Capitalized terms used and not defined in this
Amendment  have the meanings given to them in the Credit  Agreement  referred to below.

                             Preliminary Statements

     (a) The Banks and the Borrower are parties to a Credit  Agreement  dated as of March 22, 2007 (the "Credit Agreement").

     (b) Subject to the terms, conditions and agreements as set forth below, the
Borrower and the Banks wish to amend the Credit Agreement.

     NOW,  THEREFORE,  for good and  valuable  consideration,  the  receipt  and sufficiency of which are hereby acknowledged, the parties agree as follows:

     1.  Modification to Section 1.1  Definitions.  The definition of "Borrowing
Base  Availability" and the definition of "Borrowing Base" as set out in Section
1.1 of the  Credit  Agreement  are  hereby  deleted  in their  entirety  and are replaced with the following:

          "Borrowing Base  Availability"  means, at any time, the lesser of: (a)
     the  Borrowing  Base less  current  outstanding  balances on the  Revolving
     Credit Loans and Swingline Loans and less current  outstanding  balances on other "senior securities  representing  indebtedness" (as such term is used in the 1940 Act), if any or (b) the Revolving  Credit Loan Commitments less current  outstanding  balances on the Revolving  Credit Loans and Swingline
     Loans.

          "Borrowing  Base"  means,  at any date,  33-1/3% of the amount,  after giving effect to any requested Loan on such date, of (i) the total value of the Borrower's  assets,  minus (ii) all  liabilities and  indebtedness  not represented by "senior securities" (as such term is used in the 1940 Act).

     2.  Modification to Section 3.4(a).  Section 3.4(a) of the Credit Agreement
is hereby deleted in its entirety and is hereby replaced with the following:

          (a)  Combined  Loan to  Value.  If, at any time,  the  Borrowing  Base
     Availability is less than zero, the Borrower shall  immediately  prepay the
     Loans  in an  amount  equal  to the  extent  to which  the  Borrowing  Base
     Availability  is less than zero. By way of example,  if the Borrowing  Base
     Availability is -$100,000,  then the Borrower shall immediately  prepay the
     Loans in an amount equal to $100,000.

     3.  Modification to Section 6.2(b).  Section 6.2(b) of the Credit Agreement
is hereby deleted in its entirety and is hereby replaced with the following:

          (b) Debt.  The  Borrower  shall not create or suffer to exist any Debt except for  Permitted  Debt.  The  Borrower  acknowledges  and agrees  that notwithstanding  any  reference in this  Agreement to "senior  securities,"
     Borrower  shall not be  permitted  to incur Debt  other  than as  expressly permitted in this Section 6.2(b).

     4. Modification to Exhibit D. Exhibit D as attached to the Credit Agreement is deleted and hereby replaced with Exhibit D attached to this Amendment.

     5.   Reaffirmation  of  Credit  Documents.   The  Borrower   reaffirms  its
obligations under the Credit Agreement,  as amended hereby, and the other Credit
Documents  to  which it is a party or by  which  it is  bound,  and  represents, warrants and covenants to the Agent and the Banks,  as a material  inducement to the Agent and each Bank to enter into this Amendment,  that (a) the Borrower has no and in any event waives any,  defense,  claim or right of setoff with respect to its obligations under, or in any other way relating to, the Credit Agreement, as amended hereby,  or any of the other Credit Documents to which it is a party, or the  Agent's or any  Bank's  actions  or  inactions  in respect of any of the foregoing,  and (b) all  representations  and warranties made by or on behalf of the Borrower in the Credit Agreement and the other Credit Documents are true and complete on the date hereof as if made on the date hereof.

     6.  Conditions  Precedent to  Amendment.  Except to the extent  waived in a writing  signed by the Agent and  delivered to the  Borrower,  the Agent and the
Banks  shall have no duties  under  this  Amendment  until the Agent  shall have received  fully executed  originals of each of the  following,  each in form and substance satisfactory to the Agent:

          (a) Amendment. This Amendment;

          (b) Good Standing Certificates. Certificates of good standing, each of recent date,  from the  Secretary of State of Maryland and the Secretary of
     State of Kansas, certifying the good standing and authority of the Borrower in such states as of such dates; and

          (c) Other Documents.  Such other documents as the Agent may reasonably request  to further  implement  the  provisions  of this  Amendment  or the transactions contemplated hereby.

     7. No Other Amendments; No Waiver of Default. Except as amended hereby, the
Credit  Agreement and the other Credit  Documents shall remain in full force and effect and be binding on the parties in accordance with their respective  terms.
By  entering  into this  Amendment,  the Agent and the Banks are not waiving any
Default or Event of Default which may exist on the date hereof.

     8.  Counterparts;   Fax  Signatures.   This  Amendment  and  any  documents
contemplated hereby may be executed in one or more counterparts and by different
parties  thereto,  all  of  which  counterparts,   when  taken  together,  shall
constitute  but one  agreement.  This  Amendment and any documents  contemplated
hereby  may  be  executed  and  delivered  by  facsimile  or  other   electronic
transmission  and any such execution or delivery shall be fully  effective as if executed and delivered in person.

     9.  Governing  Law. This  Amendment  shall be governed by the same law that governs the Credit Agreement.

                           [signature pages to follow]

                  Second Amendment to Credit Agreement - Page 2

     IN WITNESS WHEREOF,  the parties have entered into this Amendment as of the date first above written.

                                       TORTOISE ENERGY CAPITAL CORPORATION,
                                       the Borrower

                                       By:_____________________________________
                                             Name:
                                             Title:

                                       U.S. BANK NATIONAL ASSOCIATION, as Agent
                                       and as a Bank

                                       By:____________________________________
                                             Name: Colleen S. Hayes
                                             Title: Assistant Vice President

                                       FIFTH THIRD BANK,
                                       as a Bank

                                       By:_____________________________
                                             Name:
                                             Title:

                                       THE BANK OF NOVA SCOTIA,
                                       as a Bank

                                       By:_____________________________
                                             Name:
                                             Title:

             Second Amendment to Credit Agreement - Signature Page

                                       COMERICA BANK,
                                       as a Bank

                                       By:_____________________________
                                             Name:
                                             Title:

             Second Amendment to Credit Agreement - Signature Page

                                    EXHIBIT D

                      [Form of Borrowing Base Certificate]

                           BORROWING BASE CERTIFICATE

     This Borrowing Base Certificate  ("Certificate")  is delivered  pursuant to
Section  3.7(a) of the Credit  Agreement (the "Credit  Agreement"),  dated as of
March  22,  2007,  among  Tortoise  Energy  Capital   Corporation,   a  Maryland
corporation (the "Borrower");  certain lenders (the "Banks"); U.S. Bank National
Association,  a national banking association,  as the lender for Swingline Loans
(in such capacity,  the "Swingline Lender"); and U.S. Bank National Association,
a  national  banking  association,  as agent  for the Banks  hereunder  (in such capacity,  the "Agent");  and as lead arranger hereunder (in such capacity,  the
"Lead  Arranger").  Capitalized  terms used and not defined in this  Certificate have the meanings given to them in the Credit Agreement.

     The undersigned  hereby certifies that he or she is an authorized signor of the Borrower and, as such, is authorized to execute and deliver this Certificate on behalf of the Borrower and, certifies to the Agent that:

     1. Borrowing Base Calculation.  The Borrowing Base for the Borrower,  as of
_________ __, 20__, is as follows:

              A.  After giving effect to any Requested Advance,         $__________________
                  total value of assets minus all liabilities and
                  indebtedness not represented by "senior securities"
                  (as such term is used in the 1940 Act)
                  (the Borrower's "Total Asset Value").

              B.  33-1/3%  of  Total   Asset  Value                     $__________________
                  (the "Borrowing Base")

     2.  Calculation of Borrowing Base  Availability.  The Borrower's  Borrowing
Base Availability, as of __________ __, 20__, is as follows:

              A.  Revolving Credit Loan Commitments                     $__________________

              B.  Current Outstanding Balances on Revolving             $__________________
                  Credit Loans and Swingline Loans

              C.  Current Outstanding Balances on other                 $_________________
                  "senior securities representing indebtedness"
                  (as such term is used in the 1940 Act), if any

              D.  Borrowing Base Availability                           $__________________
                  (lesser of (i) line 1B minus line 2B and line 2C or
                  (ii) line 2A minus line 2B)

              E.  Requested Advance (if any)                            $__________________

                Second Amendment to Credit Agreement - Exhibit D

     3. Compliance with 1940 Act. As of ______________, 20__, the Borrower is in
material  compliance  with the 1940  Act,  including  but not  limited  to,  all leverage  regulations  specified  in the 1940 Act.  As of the date  hereof,  the
Borrower's  applicable  "Asset  Coverage,"  determined  as  required  by Section
18(f)(1) of the 1940 Act, for the following is:

              (i) Senior Securities Representing                     _________________%
              Indebtedness (as used in the 1940 Act)

              (ii)Senior Securities (as used in the 1940 Act)        _________________%
              that are Stock

     4. Reliance. This Certificate is delivered to the Agent for its benefit and the benefit of the Banks,  the Swingline Lender and the Lead Arranger and may be
conclusively relied upon by all such Persons.

     IN WITNESS WHEREOF, the undersigned has executed this certificate on behalf of the Borrower as of the date first above written.

                                       TORTOISE ENERGY CAPITAL CORPORATION

                                       By: ________________________________
                                              Name:
                                              Title:

                Second Amendment to Credit Agreement - Exhibit D